                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 28, 1998

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Ohio                     1-11690                    34-1723097
--------------------------------------------------------------------------------
(State or other Jurisdiction      (Commission                 (IRS Employer
     or incorporation)             File Number)           Identification Number)


               34555 Chagrin Boulevard, Moreland Hills, Ohio 44022
          -------------------------------------------------------------


        Registrant's telephone number, including area code (440) 247-4700
                                                           ---------------

                                       N/A
          -------------------------------------------------------------
          (Former name of former address, if changed since last report)

ITEM 5. OTHER EVENTS

During the period April 23, 1998 (the date of the most recent current report on Form 8-K disclosing the Company's acquisitions as of that date) through June 19, 1998, as a result of individual transactions with Continental Real Estate Companies of Columbus, Ohio, the Company completed the acquisition, or investment therein, of three shopping centers, two of which were acquired through the purchase of joint venture interests. Combined, these shopping centers will have approximately 1.0 million square feet of total gross leasable area. The Company's proportionate share of the investment cost will be approximately $93.4 million upon completion of approximately 345,000 square feet of gross leasable area which is currently under construction. The portion under construction has an estimated cost of approximately $42.4 million and the Company is scheduled to close on this investment periodically throughout 1998. In addition, the Company also acquired the remaining interest in a 584,000 square foot shopping center and an adjacent pad site in Princeton, New Jersey. The total cost of this property aggregated approximately $37.3 million of which $29.5 million was funded in April 1998. These four properties are referred to herein as the "Acquired Properties".

The Company has entered into an agreement with Hermes Associates, LTD. ("Hermes" or "The Family Center Properties"), to acquire nine shopping centers, an office building and nine additional expansion, development or redevelopment projects located in the Western United States as well as the Hermes operating/management company. Combined, these shopping centers will have approximately 2.8 million square feet of total gross leasable area and an estimated purchase price of approximately $310 million. The Hermes operating company has no third party revenue producing contracts but rather supports the management of The Family Center Properties. The Company has also entered into an agreement with the Sansone Company ("Sansone" or "The Sansone Properties") to (i) acquire fifteen shopping centers, aggregating approximately 1.6 million square feet of gross leasable area, (ii) form a joint venture, in which the Company will own a 50% interest, to pursue projects in the Sansone development pipeline and to create new development opportunities throughout the central Midwest, and (iii) acquire a 50% interest in the Sansone's operating/management company. The Company's estimated net investment in this transaction is approximately $172 million. In addition, the Company has entered into an agreement with an affiliate of OPUS Corporation to acquire the Phase II development of a 156,000 square foot shopping center in Tanasbourne, Oregon at an estimated purchase price of approximately $22.1 million. These properties are referred to herein as the "Probable Acquisition Properties." Although the Company believes it is probable that these acquisitions will occur, there can be no assurance that the purchase transactions will be consummated. Information regarding the Acquired Properties and the Probable Acquisition Properties is attached as SCHEDULE A.

The acquisition of, or investment in, the Acquired Properties were, or with respect to the Probable Acquisition Properties will be, pursuant to agreements for the sale and purchase of each property or interests therein between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties and related operating companies included their historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and/or new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, the outlots and expansion areas available, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly Funds From Operations) and the ability to sustain and potentially increase its distributions to Company shareholders, and other factors. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the price it was willing to pay primarily on the factors discussed above related to the properties themselves and their fit with the Company's operations. Separate independent appraisals were not obtained in connection with the acquisition of the properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported, where available, to not be necessarily indicative of future operating results.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


FINANCIAL STATEMENTS

The statements of revenue and certain expenses included in this report encompass the following:

- An audited statement of revenue and certain expenses for the year ended December 31, 1997, and the three month periods ended March 31, 1998 and 1997 (unaudited) for the following shopping center portfolios:

         -        The Family Center Properties (Probable Acquisition Properties)
         -        The Sansone Properties (Probable Acquisition Properties)

- Statements of revenue and certain expenses for the three month period ended March 31, 1998 (unaudited) for the following operating shopping centers:

         -        Dublin Village Square (Acquired Property)
         -        Washington Park Plaza (Acquired Property)

         As noted below, financial statements (audited) for the year ended December 31, 1997 for these properties were presented in the Company's Form 8-K/A dated February 25, 1998. A statement of revenue and certain expenses for the three month period ended March 31 1998 (unaudited) is not presented for Easton Market (Acquired Property) because the property is under development and, accordingly, the related operating information would not be meaningful.

- A statement of revenue and certain expenses for the three month period ended March 31 1998 (unaudited) is not presented for Tanasbourne, Oregon (Probable Acquisition Property) because the property is in the final development stage, and accordingly, the related historical operating information would not be meaningful.

Audited statements of revenue and certain expenses for the year ended December 31, 1997 for the properties acquired from Continental Real Estate Companies of Columbus, Ohio were filed (prior to acquisition) in the Company's current report on Form 8-K/A dated February 25, 1998. A statement of revenue and certain expenses was not presented for Easton Market in the February 25, 1998 Form 8-K/A because the property was under development and, accordingly, the related operating information would not be meaningful.

Financial information for the shopping center acquired in Princeton, New Jersey is not presented as it is not considered material.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Unaudited pro forma financial information for the Company is presented as follows:

-        Pro forma condensed consolidated balance sheet as of March 31, 1998.

- Pro forma condensed consolidated statement of operations for the three month period ended March 31, 1998 and the year ended December 31, 1997.

- Estimated twelve-month pro forma statement of taxable net operating income and operating funds available.

EXHIBITS
--------

     3.1 Amendments to Amended and Restated Articles of Incorporation of the Company

     10.1         1998 Developers Diversified Realty Corporation Equity-Based
                  Award Plan

(23) Consent of Independent Accountants

                                   SCHEDULE A

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                               Company
                            Date of              Owned       Percent     Year
 Shopping Center          Acquisition         Square Feet    Occupied  Completed      Principal Tenants
-------------------------------------------------------------------------------------------------------------------------
Washington Plaza
Dayton, Ohio (1)           04/28/98           169,816          100.0%    1990    PharMor and Books a Million

Dublin Village Center                                                            AMC Theater, PharMor, Michael's and
Columbus, Ohio (2)         04/28/98           327,264           92.2%    1987    Designer Shoe Warehouse

Easton Market                                                                    Galyan's, Kittler Furniture, Bed Bath &
Columbus, Ohio             04/28/98           508,334           94.5%    1998    Beyond, TJ Maxx and PETsMART

Tanasbourne Town Center    Probable                                              Office Depot, Haggan
Portland, OR               Acquisition        155,892           96.0%    1995    Supermarket, Barnes & Noble,
                                                                                 Mervyn's

Nassau Park                                                                      Border's Books, Best Buy, Linens & Things,
Princeton, NJ              04/28/98           202,121          100.0%    1995    Petsmart, Walmart, Sam's

(1) Property owned through a joint venture in which the Company owns a 50% interest.
(2) Property owned through a joint venture in which the Company owns approximately an 80% interest.

                    Developers Diversified Realty Corporation
                        Family Center Properties Portfolio

                                             Company
                                 Date of      Owned      Percent     Year
   Shopping Center               Acquisition Square Feet Occupied  Completed*           Principal Tenants
----------------------------------------------------------------------------------------------------------------------------------
                                                                             Cineplex Odeon, Future Shop, Gart Sports, Shopko,
Family Center at Midvalley      Probable                                     Bently Square, Circuit City, Media Play, Office Max,
Taylorsville, UT                Acquisition    848,043     98.87%    1982    Petsmart, Bed Bath & Beyond, Barnes&Noble, TJ Maxx

Family Center at Fort Union     Probable                                     Smith's, Mervyn's, Office Max, Deseret Book,
Midvale, UT                     Acquisition    657,077     90.49%    1973    Babies R Us, Walmart, Future Shop,Media Play

Family Center at Riverdale      Probable                                     Walmart, Gart Sports, Office Max, Circuit City,
Riverdale, UT                   Acquisition    772,227     98.76%    1991    Media Play, Target, Babies R Us

Hermes Building                 Probable
Salt Lake City, UT              Acquisition     53,749    100.00%    1986

Family Center at Orem           Probable
Orem, UT                        Acquisition    161,503    100.00%    1992    Kids R Us, Media Play, Office Depot

Family Center at Ogden          Probable
Ogden, UT                       Acquisition    170,219     93.19%    1977    Harmon's Supermarket

Family Center at 33rd Street    Probable
Salt Lake City, UT              Acquisition     39,090    100.00%    1978

Family Place at Logan           Probable
Logan, UT                       Acquisition     19,200    100.00%    1973

Family Center at Las Vegas      Probable
Las Vegas, NV                   Acquisition     61,615     94.32%    1973

Family Center at Rapid City     Probable
Rapid City, UT                  Acquisition     35,544     84.70%    1978

*Represents year in which initial building was completed
 Several expansions may have occurred subsequent to this date.

                    Developers Diversified Realty Corporation
                          Sansone Properties Portfolio

                                         Company
                           Date of        Owned       Percent      Year
    Shopping Center      Acquisition   Square Feet    Occupied   Completed                    Principal Tenants
-----------------------------------------------------------------------------------------------------------------------------
Plaza at Sunset Hill       Probable                                              Homeplace, Marshall's, Home Depot, and
St. Louis, MO            Acquisition     328,850        95%        1997          Petsmart

Shoppes at Sunset Hill     Probable
St. Louis, MO            Acquisition      97,678        94%        1998          Comp USA, Toys R Us, and Cost Plus

Promenade at Brentwood     Probable                                              Target, Sports Authority, and
St. Louis, MO            Acquisition     299,205        100%       1998          Petsmart

Northland Square           Probable
Cedar Rapids, IA         Acquisition     187,068        100%       1994          TJ Maxx, Office Max, Barnes &Noble, and Kohl's

Olympic Oaks Village       Probable
St. Louis, MO            Acquisition      92,399        95%        1985          TJ Maxx

Gravois Village            Probable
St. Louis, MO            Acquisition     110,992        97%        1983          KMart

Morris Corners             Probable
Springfield, MO          Acquisition      56,033        100%       1989          Toys R Us

Keller Plaza               Probable
St. Louis, MO            Acquisition      52,842        100%       1988           Wehrenberg Theatres, and County Government

Southtowne                 Probable
St. Louis, MO            Acquisition     144,808        100%       1995          Home Quarters Warehouse

Home Quarters              Probable
St. Louis, MO            Acquisition     100,911        100%       1992          Home Quarters

American Plaza             Probable                                              Home Depot, Sears Roebuck & Co, Sweet
St. Louis, MO            Acquisition      17,500        100%       1998          Traditions, and American

Walgreen                   Probable
St. Louis, MO            Acquisition      25,855        54%        1998          Walgreen

Walgreen                   Probable
Brentwood, MO            Acquisition      17,504        100%       1988          Walgreen

Walgreen Plaza             Probable
St. Louis, MO            Acquisition      15,437        100%       1988          Walgreen

Walgreen                   Probable
Springfield, MO          Acquisition      13,905        100%       1998          Walgreen

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO FINANCIAL STATEMENTS
MARCH 31, 1998
-------------------------------------------------------------------------------

                                                                               PAGE
                                                                               ----
THE FAMILY CENTER PROPERTIES
   Report of Independent Accountants ......................................    F-2
   Combined Statement of Revenue and Certain Expenses for the year ended
      December 31, 1997 and (unaudited) three month periods ended
      March 31, 1998 and 1997 .............................................    F-3
   Notes to Combined Statement of Revenue and Certain Expenses ............    F-4

THE SANSONE PROPERTIES
   Report of Independent Accountants ......................................    F-6
   Combined Statement of Revenue and Certain Expenses for the year ended
      December 31, 1997 and (unaudited) three month periods ended March 31,
      1998 and 1997 .......................................................    F-7
   Notes to Combined Statement of Revenue and Certain Expenses ............    F-8

DUBLIN VILLAGE CENTER
    Statement of Revenue and Certain Expenses for the three month period
         ended March 31, 1998 (unaudited) .................................    F-11
      Notes to Statement of Revenue and Certain Expenses ..................    F-12

WASHINGTON PARK PLAZA
    Statement of Revenue and Certain Expenses for the three month period
         ended March 31, 1998 (unaudited)  ................................    F-14
    Notes to Statement of Revenue and Certain Expenses ....................    F-15

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(PRO FORMA - UNAUDITED):
    Condensed Consolidated Balance Sheet as of March 31, 1998 .............    F-17
    Condensed Consolidated Statement of Operations for the three month
       period ended March 31, 1998 and for the year ended December 31, 1997    F-21
     Estimated Twelve Month Pro Forma Statement of Taxable Net Operating
       Income and Operating Funds Available ...............................    F-32

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Developers Diversified Realty Corporation


               We have audited the accompanying combined statement of revenue and certain expenses of The Family Center Properties, described in Note 1, for the year ended December 31, 1997. This historical statement is the responsibility of management. Our responsibility is to express an opinion on this historical statement based on our audit.

               We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

               The accompanying combined historical statement is prepared on the basis described in Note 2, for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K of Developers Diversified Realty Corporation) and is not intended to be a complete presentation of the combined revenues and expenses of The Family Center Properties.

               In our opinion, the combined historical statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses of The Family Center Properties, on the basis described in Note 2, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.







PRICE WATERHOUSE LLP
Cleveland, Ohio
June 16, 1998

DEVELOPERS DIVERSIFIED REALTY CORPORATION
THE FAMILY CENTER PROPERTIES
COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
-------------------------------------------------------------------------------

                                        Three Month Period Ended        Year Ended
                                       -------------------------------  December 31,
                                        March 31, 1998  March 31, 1997     1997
                                       ---------------  --------------  ----------
                                         (Unaudited)    (Unaudited)
Revenue:
  Minimum rents .....................    $ 4,628,337    $ 4,615,650    $18,176,955
  Percentage and overage rents ......        108,489        105,762        425,449
  Recoveries from tenants ...........        737,404        748,011      3,444,742
  Other income ......................          3,353          7,016         20,525
                                         -----------    -----------    -----------
                                           5,477,583      5,476,439     22,067,671
                                         -----------    -----------    -----------
Certain expenses:
   Operating and maintenance ........        558,251        439,299      2,843,614
   Real estate taxes ................        522,033        553,405      1,811,990
   General and administrative .......        280,141        259,137      1,117,795
                                         -----------    -----------    -----------
                                           1,360,425      1,251,841      5,773,399
                                         -----------    -----------    -----------
Revenue in excess of certain expenses
                                         $ 4,117,158    $ 4,224,598    $16,294,272
                                         ===========    ===========    ===========













The accompanying notes are an integral part of this combined statement of revenue and certain expenses.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
THE FAMILY CENTER PROPERTIES
NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

1.             OPERATIONS

               For purposes of the accompanying combined statement of revenue and certain expenses, The Family Center Properties represent certain shopping center properties and one office property ("Properties"), and their management operations which Developers Diversified Realty Corporation (the "Company") intends to acquire in 1998. A summary of the Properties is as follows:

           NAME OF PROPERTY                               LOCATION             YEAR BUILT
    ---------------------------------------           ----------------          -------
    Family Center at Midvalley, South Phase           Taylorsville, UT           1982
    Family Center at Midvalley, North Phase           Taylorsville, UT           1992
    Family Center at Fort Union, Phases I&II          Midvale, UT                1973
    Family Center at Fort Union, Phases III           Midvale, UT                1995
    Family Center at Riverdale, North Phase           Riverdale, UT              1991
    Family Center at Riverdale, South Phase           Riverdale, UT              1995
    Hermes Building Office Complex                    Salt Lake City, UT         1986
    Family Center at Orem                             Orem, UT                   1992
    Family Center at Ogden 5-Points                   Ogden, UT                  1977
    Family Center at 33rd South                       Salt Lake City, UT         1978
    Family Place at Logan                             Logan, UT                  1973
    Family Center at Las Vegas                        Las Vegas, NV              1973
    Family Center at Rapid City                       Rapid City, UT             1978

               A combined statement of revenue and certain expenses has been presented because the Properties have varying ownership interests in common, are under common control and management and will be purchased through a single transaction.

               The operating results of three shopping centers under development and six shopping center expansions at the above listed properties, although forming part of the same transaction with the Company, are not reflected in the accompanying combined statement of revenue and certain expenses as no historical financial information exists.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               ------------------------------------------

BASIS OF PRESENTATION

               The accompanying combined statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
THE FAMILY CENTER PROPERTIES
NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
------------------------------------------------------------------------------

The accompanying combined financial statement is not representative of the actual operations for the periods presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be earned or incurred by the Company in the future operations of the Properties, have been excluded. Revenues excluded consist of interest, gain on sales of assets and other revenues unrelated to the continuing operations of the Properties. Expenses excluded consist of depreciation on the building and improvements, and amortization of intangible assets, interest expense and certain professional fees and administrative costs not directly related to the future operations of the Properties, primarily payroll associated with the former principals of the Properties.

INCOME RECOGNITION

               Rental income is recorded on the straight line basis.

CONCENTRATION OF RISK

               The Family Center Properties' tenant base includes primarily national and regional retail chains and local retailers, consequently, the Properties' credit risk is concentrated in the retail industry. There were no tenants which individually represented greater than 10% of combined revenues. Revenues derived from the Properties' four largest tenants totaled 27% of total combined minimum rents for the year ended December 31, 1997.

GENERAL AND ADMINISTRATIVE EXPENSES

Included in general and administrative expenses are costs associated with the property management operations.

INTERIM STATEMENTS

               The interim financial data for the three months ended March 31, 1998 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for the periods presented are not necessarily indicative of the results for the full year.

USE OF ESTIMATES

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Developers Diversified Realty Corporation


               We have audited the accompanying combined statement of revenue and certain expenses for The Sansone Properties, described in Note 1, for the year ended December 31, 1997. This historical statement is the responsibility of management. Our responsibility is to express an opinion on this historical statement based on our audit.

               We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

               The accompanying combined historical statement was prepared on the basis described in Note 2, for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K of Developers Diversified Realty Corporation) and is not intended to be a complete presentation of the combined revenues and expenses of The Sansone Properties.

               In our opinion, the combined historical statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses of The Sansone Properties, on the basis described in Note 2, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



PRICE WATERHOUSE LLP
Cleveland, Ohio
June 16, 1998

DEVELOPERS DIVERSIFIED REALTY CORPORATION
THE SANSONE PROPERTIES
COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
-------------------------------------------------------------------------------


                                           Three Month Period Ended       Year Ended
                                      ---------------------------------- December 31,
                                       March 31, 1998    March 31, 1997    1997
                                       --------------    --------------- -----------
                                        (Unaudited)       (Unaudited)
Revenue:
     Minimum rents                       $ 2,563,564    $ 2,276,337      $ 9,245,612
     Percentage and overage rents             20,692           --             19,330
     Recoveries from tenants                 537,424        533,638        2,191,093
     Other income                             70,940         70,817          180,484
                                         -----------    -----------      -----------
                                           3,192,620      2,880,792       11,636,519
                                         -----------    -----------      -----------
Certain expenses:
      Operating and maintenance              369,351        424,188        1,295,430
      Real estate taxes                      409,017        374,388        1,521,879
                                         -----------    -----------      -----------
                                             778,368        798,576        2,817,309
                                         -----------    -----------      -----------
Revenue in excess of certain expenses    $ 2,414,252    $ 2,082,216      $ 8,819,210
                                         ===========    ===========      ===========
















The accompanying notes are an integral part of this combined statement of revenue and certain expenses.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
THE SANSONE PROPERTIES
NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
-------------------------------------------------------------------------------

1.     OPERATION OF PROPERTIES

               For purposes of the accompanying combined statement of revenue and certain expenses, The Sansone Properties (the "Properties") represent certain shopping center properties which Developers Diversified Realty Corporation (the "Company") intends to acquire in 1998. A summary of the Properties is as follows:

                                  CENTER NAME                 LOCATION            YEAR BUILT
               ---------------------------------- ----------------------------    ---------
               Plaza at Sunset Hill                    St. Louis, MO                 1997
               Northland Square                        Cedar Rapids, IA              1994
               Olympic Oaks Village                    St. Louis, MO                 1985
               Gravois Village                         St. Louis, MO                 1983
               Morris Corners                          Springfield, MO               1989
               Keller Plaza                            St. Louis, MO                 1988
               Southtowne                              St. Louis, MO                 1995
               Home Quarters                           St. Louis, MO                 1992
               Walgreen                                Brentwood, MO                 1988
               Walgreen Plaza                          St. Louis, MO                 1988

               A combined statement of revenue and certain expenses has been presented because the Properties have varying ownership interests in common, are under common control and management and will be purchased through a single transaction.

               During the period 1995-1997, Plaza at Sunset Hill was redeveloped and expanded. The combined statement of revenue and certain expenses includes the results of Plaza at Sunset Hill for the year ended December 31, 1997 which reflects the operating results of an expansion for only a portion of the year. The expansion, representing approximately 30% of the GLA, was completed in 1997.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
THE SANSONE PROPERTIES
NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
-------------------------------------------------------------------------------

               The following shopping centers, which the Company also intends to acquire pursuant to the same purchase agreement, are not reflected in the accompanying combined statement of revenue and certain expenses since these centers were either under development or in the lease-up phase during the periods presented:

        Center Name                     Location                 Year Built
        -----------                     --------                 ----------
   Shoppes at Sunset Hill              St. Louis, MO                1998
   Promenade at Brentwood              St. Louis, MO                1998
   American Plaza                      St. Louis, MO                1998
   Walgreens                           St. Louis, MO                1998
   Walgreens                           Springfield, MO              1998

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               ------------------------------------------

BASIS OF PRESENTATION

               The accompanying combined statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

               The accompanying combined financial statement is not representative of the actual operations for the periods presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be earned or incurred by the Company in the future operations of the Properties, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Properties. Expenses excluded consist of depreciation on the buildings and improvements and amortization of organization costs and other intangible assets, interest expense, professional fees, charitable contributions, leasing commissions and other general and administrative costs not directly related to the future operations of the Properties.

INCOME RECOGNITION

               Rental income is recorded on the straight line basis.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
THE SANSONE PROPERTIES
NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
-------------------------------------------------------------------------------

CONCENTRATION OF RISK

               The Sansone Properties' tenant base includes primarily national and regional retail chains and local retailers, consequently, the Properties' credit risk is concentrated in the retail industry. For the year ended December 31, 1997, revenues derived from the Properties largest tenants, HomeQuarters Warehouse and the next four largest tenants, aggregated 11.7% and 27.0%, respectively, of total combined minimum rental revenues.

INTERIM STATEMENTS

               The interim financial data for the three months ended March 31, 1998 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for the periods presented are not necessarily indicative of the results for the full year.

USE OF ESTIMATES

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.             RELATED PARTY TRANSACTION
               -------------------------

The Sansone Group, a property management Company controlled by the principals of The Sansone Properties, provided services to the Properties for all periods presented. The management fee is determined on a property by property basis pursuant to property management contracts which generally provide for a management fee calculated as 5% of rental revenue. The Company expects to acquire a 50% interest in The Sansone Group and plans to retain the management services provided to the Properties. Such management fees are included in operating and maintenance expenses in the accompanying combined statement of revenues and certain expenses and aggregated approximately $410,000 for the year ended December 31, 1997.

4.             COMMITMENTS
               -----------

The Morris Corners Property is subject to a ground lease requiring payments of $19,978 per month through December 31, 2015. Included in operating and maintenance expense for the year ended December 31, 1997 is $239,736 of expense associated with this ground lease.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
DUBLIN VILLAGE CENTER
STATEMENT OF REVENUE AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 1998
-------------------------------------------------------------------------------
(Unaudited)

Revenue:
      Minimum rents                                                   $  904,543
      Percentage and overage rents                                         2,841
      Recoveries from tenants                                            193,673
      Other income                                                         9,214
                                                                      ----------
                                                                       1,110,271
                                                                      ----------
Certain expenses:
      Operating and maintenance                                           81,246
      Real estate taxes                                                  135,577
                                                                      ----------
                                                                         216,823
                                                                      ----------
Revenue in excess of certain expenses                                 $  893,448
                                                                      ==========






















The accompanying notes are an integral part of this statement of revenue and certain expenses.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
DUBLIN VILLAGE CENTER
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 1998
-------------------------------------------------------------------------------
(Unaudited)

1.             OPERATION OF PROPERTY
               ---------------------

               The accompanying statement of revenue and certain expenses, relates to the operations of Dublin Village Center (the "Property") located in Columbus, Ohio. The shopping center was built in 1987. Developers Diversified Realty Corporation (the "Company") acquired an equity interest of approximately 80% in the Property on April 28, 1998.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               ------------------------------------------

BASIS OF PRESENTATION

               The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

               The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be earned or incurred by the Company in the future operations of the Property, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation on the building and improvements and amortization of organization costs and other intangible assets, interest expense, professional fees, charitable contributions, and other general and administrative costs not directly related to the future operations of the Property.

INCOME RECOGNITION

               Rental income is recorded on the straight line basis.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
DUBLIN VILLAGE CENTER
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 1998
-------------------------------------------------------------------------------
(Unaudited)

USE OF ESTIMATES

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF RISK

               Dublin Village Center's tenant base includes primarily national and regional retail chains and local retailers, consequently, the Property's credit risk is concentrated in the retail industry. Revenues derived from the Property's largest tenants, AMC Theaters and Phar Mor, aggregated 25.3% and 7.3%, respectively, of total minimum base rental revenues for the period ended March 31, 1998.

INTERIM STATEMENTS

               The interim financial data for the three months ended March 31, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results for the full year.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
WASHINGTON PARK PLAZA
STATEMENT OF REVENUE AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 1998
------------------------------------------------------------------------------
(Unaudited)

Revenue:
      Minimum rents                                                     $485,725
      Recoveries from tenants                                            155,509
      Other income                                                        16,795
                                                                        --------
                                                                         658,029
                                                                        --------
Certain expenses:
      Operating and maintenance                                           88,433
      Real estate taxes                                                   78,000
                                                                        --------
                                                                         166,433
                                                                        --------
Revenue in excess of certain expenses                                   $491,596
                                                                        ========





















The accompanying notes are an integral part of this statement of revenue and certain expenses.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
WASHINGTON PARK PLAZA
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 1998
-------------------------------------------------------------------------------
 (Unaudited)

1.             OPERATION OF PROPERTY

              The accompanying statement of revenue and certain expenses relates to the operations of Washington Park Plaza (the "Property"), located in Dayton, Ohio. The shopping center was built in 1990. Developers Diversified Realty Corporation (the "Company") acquired a 50% equity interest in the Property on April 28, 1998.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

               The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

               The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be earned or incurred by the Company in the future operation of the Property, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation on the building and improvements and amortization of organization costs and other intangible assets, interest expense, professional fees, charitable contributions, and other general and administrative costs not directly related to the future operation of the Property.

INCOME RECOGNITION

               Rental income is recorded on the straight line basis.

USE OF ESTIMATES

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
WASHINGTON PARK PLAZA
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 1998
--------------------------------------------------------------------------------
(Unaudited)

CONCENTRATION OF RISK
---------------------

         Washington Park Plaza's tenant base includes primarily national and regional retail chains and local retailers, consequently, the Property's credit risk is concentrated in the retail industry. Revenues derived from the Property's largest tenants, Pharmor and CVC International, aggregated 19.1% and 12.5%, respectively, of total minimum base rental revenues for the period ended March 31, 1998.

INTERIM STATEMENTS
------------------

         The interim financial data for the three months ended March 31, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results for the full year.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1998
--------------------------------------------------------------------------------
(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet is presented as if the following had occurred on March 31, 1998: (i) the Company's acquisition of four shopping centers or interests therein which occurred subsequent to March 31, 1998 ("Acquired Properties"); (ii) the proposed acquisition of The Family Center Properties; (iii) the proposed acquisition of The Sansone Properties; (iv) the proposed acquisition of Phase II of a shopping center in Tanasbourne, Oregon and (v) the sale by the Company of 669,639 common shares completed in April 1998. This pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Developers Diversified Realty Corporation's Forms 10-Q and 10-K for the three month period ended March 31, 1998 and the year ended December 31, 1997, respectively.

The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at March 31, 1998, nor does it purport to represent the future financial position of the Company.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1998
--------------------------------------------------------------------------------
(IN THOUSANDS)
(Unaudited)

                                                                  Pro Forma Adjustments
                                                                       (Unaudited)
                                                            ---------------------------------
                                                 (a)            (b)               (c)

                                                             The Family          The
                                Company        Acquired        Center          Sansone
                               Historical     Properties     Properties       Properties
                               -----------    -----------    -----------      -----------
Assets:
 Real estate, net              $ 1,265,710    $    54,363    $   310,000      $   152,000

 Other real estate
    investments                      7,760         (7,760)
 Cash and cash
    equivalents                     14,101        (14,101)
 Other assets                       32,704
 Investment in and
    advances to
    joint ventures                 162,977          8,351                          20,000
                               -----------    -----------    -----------      -----------
        Total Assets           $ 1,483,252    $    40,853    $   310,000      $   172,000
                               ===========    ===========    ===========      ===========
Liabilities:
Indebtedness:
  Fixed rate senior
  notes                        $   492,036    $        -     $        -       $         -

  Subordinated
    convertible debentures          44,142
  Revolving credit
    agreements and other
    unsecured debt                  95,000          8,946        195,700(f)       142,100(f)
  Mortgages payable                136,927         27,780         31,300           29,900
                               -----------    -----------    -----------      -----------
    Total indebtedness             768,105         36,726        227,000          172,000

Other liabilities                   43,375
                               -----------    -----------    -----------      -----------
    Total liabilities              811,480         36,726        227,000          172,000
Operating partnership
   minority interests                3,151          4,127         83,000
Shareholders' equity:
   Class A Preferred
    Shares                         105,375
   Class B Preferred
    Shares                          44,375
   Common shares                     2,782
    Paid-in-capital                584,648
   Accumulated dividends
    in excess of net income        (68,098)
                               -----------    -----------    -----------      -----------
                                   669,082              -              -                -
   Less: Unearned
    compensation
   restricted stock                   (461)
                               -----------    -----------    -----------      -----------
                                   668,621              -                               -
                               -----------    -----------    -----------      -----------
       Total Liabilities and
        Shareholders'
         Equity                $ 1,483,252    $    40,853    $   310,000      $   172,000
                               ===========    ===========    ===========      ===========


                                   Pro Forma Adjustments
                                        (Unaudited)
                               -----------------------------
                                   (d)              (e)
                               Tanasbourne,
                                  Oregon           Common       Company Pro
                                 Shopping           Stock          Forma
                                  Center           Offering     (Unaudited)
                                 -----------      -----------    -----------
Assets:
 Real estate, net                $    22,100      $         -    $ 1,804,173

 Other real estate
  investments                                                              -
 Cash and cash equivalents                                                 -
 Other assets                                                         32,704
 Investment in and
  advances to
  joint ventures                                                     191,328
                                 -----------      -----------    -----------
        Total Assets             $    22,100      $         -    $ 2,028,205
                                 ===========      ===========    ===========
Liabilities:
Indebtedness:
  Fixed rate senior
  notes                          $         -      $         -    $   492,036

Subordinated
  convertible debentures                                              44,142
Revolving credit
  agreements and other
unsecured debt                        22,100(f)       (25,260)       438,586(f)
  Mortgages payable                                                  225,907
                                 -----------      -----------    -----------
    Total indebtedness                22,100          (25,260)     1,200,671

Other liabilities                                                     43,375
                                 -----------      -----------    -----------
Total liabilities                     22,100          (25,260)     1,244,046
                                 -----------      -----------    -----------
Operating partnership
   minority interests                                                 90,278

Shareholders' equity:
   Class A Preferred
    Shares                                                           105,375
   Class B Preferred
    Shares                                                            44,375
   Common shares                                           67          2,849
   Paid-in-capital                                     25,193        609,841
   Accumulated dividends
    in excess of net income                                          (68,098)
                                 -----------      -----------    -----------
                                           -           25,260        694,342
   Less: Unearned
    compensation
   restricted stock                                                     (461)
                                 -----------      -----------    -----------
                                           -           25,260        693,881
                                 -----------      -----------    -----------
       Total Liabilities and
        Shareholders'
         Equity                  $    22,100      $         -    $ 2,028,205
                                 ===========      ===========    ===========

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1998
-------------------------------------------------------------------------------
(Unaudited)

(a) Represents the purchase of, or investment in, the four Acquired Properties. The initial purchase price, before any contingent consideration that may be payable to the sellers, is as follows (in thousands):

                                                   Easton     Nassau   Washington   Dublin
                                                   Market     Park     Park Plaza   Village       Total
                                                   ------     ----     ----------   -------       -----
Purchase Price or Investment:
  Real estate, net                                 $17,025    $29,578    $  --      $  --         $46,603(i)
   Investment in and advance
   to joint venture
   properties                                         --         --        1,370      6,981         8,351
                                                   -------    -------    -------    -------       -------
                                                   $17,025    $29,578    $ 1,370    $ 6,981       $54,954
                                                   =======    =======    =======    =======       =======
Purchase price consideration provided by:
    Cash
    Revolving credit facility                      $14,101    $  --      $  --      $  --         $14,101
                                                     2,924       --         --        6,022         8,946
    Mortgages assumed                                 --       27,780       --         --          27,780
    Issuances of operating
      partnership units                               --        1,798      1,370        959         4,127(ii)
                                                   -------    -------    -------    -------       -------
                                                   $17,025    $29,578    $ 1,370    $ 6,981       $54,954
                                                   =======    =======    =======    =======       =======

     (i) Balance sheet adjustment also reflects reclassification of $7,760 from other real estate investments which represents the Company's initial equity interest in the Nassau Park shopping center purchased prior to December 31, 1997.


     (ii) Represents the issuance of an aggregate of 105,546 operating partnership units as a portion of the consideration relating to the acquisition of certain shopping centers. These units are, in certain circumstances, and at the option of the Company, exchangeable into the Company's common shares on a one for one basis.

(b) Represents the purchase of The Family Center Properties, which are considered by the Company to be probable acquisitions as of June 19, 1998, although there is no assurance that the transaction will be consummated. The initial purchase price, before any contingent consideration that may be payable to the sellers, is summarized as follows (in thousands):

Approximate purchase price - Real estate, net                        $310,000
                                                                     ========

Assumed purchase price consideration to be provided by:
 Revolving credit agreements and other unsecured debt                $195,700
 Mortgages assumed                                                     31,300
 Issuance of operating partnership units                               83,000(i)
                                                                     --------
                                                                     $310,000
                                                                     ========

     (i) Operating partnership units are, in certain circumstances and, at the option of the Company, exchangeable on a one-for-one basis into common shares of the Company. Assumes approximately 1,815,000 of operating partnership units are issued. In addition, the Company has guaranteed the value of the operating partnership units for the period two years from the date of issue. The guarantee is determined with reference to the common shares of the Company. The final number of operating partnership units will not be known until the date the transaction is consummated and after expiration of the guarantee period.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1998
------------------------------------------------------------------------------
(Unaudited)

(c) Represents the purchase of The Sansone Properties and the purchase of a 50% interest in a development joint venture and the operating and management company which are considered by the Company to be probable acquisitions as of June 19, 1998, although there is no assurance that these transactions will be consummated. The initial purchase price, before any contingent consideration that may be payable to the sellers, is summarized as follows (in thousands):

               Approximate purchase price:
                  Real estate, net                                         $   152,000
                  Investment in and advances to joint ventures                  20,000(i)
                                                                           -----------
                                                                           $   172,000
                                                                           ===========
               Assumed purchase price consideration to be provided by:
                  Revolving credit agreements and other unsecured debt     $   142,100
                  Mortgages assumed                                             29,900
                                                                           -----------
                                                                           $   172,000
                                                                           ===========

     (i) Investments in and advances to joint ventures include the Company's 50% joint venture interest in certain rights to future development projects and the Company's 50% joint venture interest in the Sansone management/operating company.

(d) Represents the purchase of a 156,000 square foot Phase II of a shopping center in Tanasbourne, Oregon for total consideration of $22.1 million funded by proceeds received from revolving credit agreements and other unsecured debt. There can be no assurance that the transaction will be consumated.

(e) Represents the sale by the Company of 669,639 common shares completed in April 1998 and the use of proceeds thereof. The net proceeds to the Company, after underwriting discounts and offering costs, were approximately $25.3 million and were used to repay borrowings under the revolving credit facilities.

(f) For purposes of presenting pro forma information, the Company's anticipated cash requirements associated with the funding of acquisitions is assumed to be provided from the use of revolving credit facilities and other unsecured debt sources. Actual financings may differ from those assumed above.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THREE MONTH PERIOD ENDED MARCH 31, 1998
AND FOR THE YEAR ENDED DECEMBER 31, 1997
-------------------------------------------------------------------------------
(Unaudited)

The unaudited pro forma condensed statement of operations for the three month period ended March 31, 1998 is presented as if each of the following transactions had occurred on January 1, 1997; (i) the acquisition by the Company of those Acquired Properties which had an operating history, purchased from January 1, 1998 through June 19, 1998; (ii) the acquisition of The Family Center Properties and The Sansone Properties (Probable Acquisition Properties), which had an operating history and the purchase of a 50% interest in the Sansone's operating/management company; (iii) the sale by the Company of $100 million of Medium Term Notes in January 1998; (iv) the purchase by the Company of a partner's minority interest in one shopping center and (v) the sale by the Company of 669,639 common shares in April 1998.

The unaudited pro forma condensed statement of operations for the year ended December 31, 1997 is presented as if each of the following transactions had occurred on January 1, 1997; (i) the acquisition by the Company of those Acquired Properties which had an operating history, purchased from January 1, 1997 through June 19, 1998; (ii) the acquisition of The Family Center Properties and The Sansone Properties (Probable Acquisition Properties), which had an operating history and the purchase of a 50% interest in the Sansone's operating/management company; (iii) the sale by the Company of 3,350,000 common shares in January 1997; (iv) the sale by the Company of $75 million of 7.125% Pass-through Asset Trust Securities in March 1997; (v) the sale by the Company of 1,300,000 common shares in June 1997; (vi) the sale by the Company of an aggregate of $202 million of Medium Term Notes in 1997 and 1998; (vii) the sale by the Company of 507,960 common shares in September 1997; (viii) the sale by the Company of 316,800 common shares in December 1997; (ix) the purchase by the Company of a partner's minority interest in one shopping center and (x) the sale by the Company of 669,639 common shares in April 1998.

The following pro forma information is based upon the historical consolidated results of operations of the Company for the three month period ended March 31, 1998 and the year ended December 31, 1997, giving effect to the transactions described above. The pro forma condensed consolidated statement of operations should be read in conjunction with the pro forma condensed consolidated balance sheet of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Developers Diversified Realty Corporation's Forms 10-Q and 10-K for the three month period ended March 31, 1998 and the year ended December 31, 1997, respectively.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor do they purport to represent the Company's results of operations for future periods.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
-------------------------------------------------------------------------------
(Unaudited)

                                                                         Pro Forma Adjustments
                                                                                 (Unaudited)
                                                                    -----------------------------------
                                                                                    The
                                                                                   Family
                                                       Company      Acquired       Center
                                                      Historical   Properties     Properties
                                                      ----------   ----------     ----------
   Revenues from rental
     properties                                        $46,273      $ 2,363(a)      $5,478(e)

   Management fees and other income                      3,226
                                                       -------      -------         ------
                                                        49,499        2,363          5,478
                                                       -------      -------         ------

   Operating and maintenance                             4,054          299(a)         558(e)
   Real estate taxes                                     5,959          189(a)         522(e)

   Depreciation and amortization                         9,136          462(a)       1,206(e)
   General and
     administrative expenses                             2,932          250(d)         280(e)
   Interest expense                                     11,453        1,333(a)       2,048(e)
                                                                        330(b)
                                                                        190(c)
                                                       -------      -------         ------
                                                       33,534         3,053          4,614
                                                       -------      -------         ------
   Income (loss) before equity in   net
   income of joint ventures, gain on sale
     of land, allocation to
     minority interest and
     extraordinary item                                 15,965         (690)           864
   Equity in net income (loss) of
    joint ventures                                       2,238          395(b)
   Minority equity interest                               (189)         (41)(a)     (1,189)(e)
                                                                        (38)(b)
                                                                        179(c)
                                                       -------      -------         ------
   Income (loss) before
    extraordinary item                                  18,014      $  (195)    $     (325)
                                                                    =======     ==========

   Less: preferred dividends                             3,550
                                                       -------
   Income before extraordinary item
    applicable to common shareholders                  $14,464
                                                       =======

   Per share data:
     Earnings per common share before
   extraordinary item:
     Basic                                             $  0.52
                                                       =======
     Diluted                                           $  0.50
                                                       =======
   Weighted average number of
     common shares (in thousands):
      Basic                                             27,750
                                                       =======
      Diluted                                           28,366
                                                       =======









                                                          Pro Forma Adjustments
                                                               (Unaudited)
                                               --------------------------------------------
                                                                  Tanasbourne,    Common
                                                      The            Oregon      Share and     Company
                                                    Sansone         Shopping       Debt       Pro Forma
                                                    Properties     Center (g)    Offerings   (Unaudited)
                                                    ----------     -----------  -----------  ------------
   Revenues from rental
     properties                                      $3,193(f)      $    -      $    -            $57,307

   Management fees and other income                                                                 3,226
                                                     ------        -----------  -----------  ------------
                                                      3,193                                        60,533
                                                     ------        -----------  -----------  ------------

   Operating and maintenance                            369(f)                                      5,280
   Real estate taxes                                                                                7,079
                                                        409(f)
   Depreciation and amortization                        699(f)                                     11,503
   General and
     administrative expenses                                                                        3,462
   Interest expense                                   1,698(f)                      (434)(i)      16,618
                                                                                     -   (h)

                                                     ------        -----------  -----------  ------------
                                                      3,175                            (434)       43,942
                                                     ------        -----------  -----------  ------------
   Income (loss) before equity in   net
   income of joint ventures, gain on sale
     of land, allocation to
     minority interest and
     extraordinary item                                  18                            434         16,591
   Equity in net income (loss) of
    joint ventures                                      (19)(f)                                     2,614
   Minority equity interest                                                                        (1,278)


                                                     ------        -----------  -----------  ------------
   Income (loss) before
    extraordinary item                               $   (1)        $   --      $      434         17,927
                                                     ======         ==========  ==========

   Less: preferred share dividends                                                                  3,550
                                                                                             ------------

   Income before extraordinary item
    applicable to common shareholders                                                         $    14,377
                                                                                             ============

   Per share data:
     Earnings per common share before
   extraordinary item:
     Basic                                                                                   $       0.50(j)
                                                                                             ============
     Diluted                                                                                 $       0.49(j)
                                                                                             ============
   Weighted average number of
     common shares (in
     thousands):
      Basic                                                                                        28,420
                                                                                             ============
      Diluted                                                                                      29,036
                                                                                             ============

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
-------------------------------------------------------------------------------
(Unaudited)

(a) Reflects revenues and expenses for the three month period ended March 31, 1998 of the properties acquired during 1998 through the date of acquisition as follows:

                    Effective               Real
                     Date of               Estate  Operating &                                  Minority
 Shopping Center   Acquisition   Revenues  Taxes   Maintenance   Depreciation(1)  Interest (1)  Interest
 ---------------   -----------   --------  -----   -----------   -------------    ------------ --------
Country Club Mall    02/25/98    $  131    $   19    $   17        $      25         $   65        $ --
Belair Centre        03/10/98       875        65       162              159            445          --
The Columbus
Properties (2)       03/23/98     1,357       105       120              278            823          41
                                 ------    ------    ------        ---------         ------      ------
                                 $2,363    $  189    $  299        $     462         $1,333      $   41
                                 ======    ======    ======        =========         ======      ======

     (1) Determined depreciation utilizing a 31.5 year life for building based on the preliminary purchase price allocation and calculated interest at the Company's estimated interest rate under its lines of credit and/or the effective interest rate associated with the mortgage debt assumed.

     (2) No revenues or expenses have been included in the pro forma statement of operations for Easton Market, one of The Columbus Properties, since the center was either under development or in lease-up prior to acquisition.

(b) Reflects revenues and expenses for four joint ventures acquired in 1998 for the three month period ended March 31, 1998 through the earlier of the date of acquisition or March 31, 1998 as follows:

                                         Lennox Town                  Washington  Dublin Village
                                            Center      Sun Center    Park Plaza    Center
                                         Columbus, OH  Columbus, OH   Dayton, OH  Columbus, OH    Total
                                         ------------  ------------   ----------  ------------    -----

 Revenues                                   $  717      $  889         $  658      $1,110        $3,374
                                            ------      ------         ------      ------        ------
 Operating and
  maintenance                                   49          48             88          81           266
 Real estate taxes                              96          76             78         136           386
 Depreciation (1)                              179         189            111         194           673
 Interest (1)                                  380         442            265         420         1,507
                                            ------      ------         ------      ------        ------
                                               704         755            542         831         2,832
                                            ------      ------         ------      ------        ------
Net Income                                      13         134            116         279        $  542
                                                                                                 ======
Ownership interest                              50%      79.45%            50%         80%
                                            ------      ------         ------      ------
Equity in net income
    of joint venture                        $    7      $  106         $   58      $  224        $  395
                                            ======      ======         ======      ======        ======


     (1) Based on the preliminary purchase price, determined depreciation utilizing a 31.5 year life for building and calculated interest at the effective interest rate associated with the mortgage debt assumed.

          An aggregate interest cost of $330 associated with the purchase of the Company's equity interest in the properties is calculated at the Company's estimated interest rate under its lines of credit.

          In addition to cash, the Company's purchase price was funded through the issuance of approximately 60,000 operating partnership units (OP Units). The minority interest expense associated with the OP Units is estimated to be $38 for the three month period ended March 31, 1998.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
--------------------------------------------------------------------------------

(c) Represents the elimination of the minority interest expense due to the purchase by the Company of the minority interest in a shopping center located in North Olmsted, Ohio in March 1998.

(d) The general and administrative expenses of the Company have been adjusted by $250 to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company's portfolio of properties resulting from acquisitions and development activities.

(e) Reflects revenues and expenses of The Family Center Properties contemplated as of June 19, 1998 for the period January 1, 1998 through March 31, 1998.

     Based on a preliminary purchase price allocation, determined depreciation utilizing a 31.5 year life for buildings with an operating history and calculated interest related to the assumed purchase of the operating properties with an estimated value of approximately $190 million. Interest was determined utilizing the Company's estimated interest rate under its lines of credit and/or the effective interest rate associated with the mortgage debt assumed. No interest expense was presented relating to shopping centers under development and expansion as related interest costs either would not have been incurred or would have been capitalized.

     General and administrative expenses reflect the operating expenses of the Hermes Associates, LTD. management/operating company which is expected to be acquired.

     Minority interest equity expense reflects the estimated expense relating to the operating partnership units expected to be issued in partial consideration for the purchase of The Family Centers Properties. The final number of operating partnership units to be issued will not be known until the transaction is consummated and the guarantee period has expired. (See note b(i) of the pro forma condensed balance sheet).

     There can be no assurance that the Company will acquire an ownership interest in the The Family Center Properties.

(f) Reflects revenues and expenses of The Sansone Properties contemplated as of June 19, 1998 for the period January 1, 1998 through March 31, 1998.

     Based on a preliminary purchase price allocation, determined depreciation utilizing a 31.5 year life for buildings with an operating history and calculated interest related to the assumed purchase of the operating properties with an estimated value of approximately $97 million. Interest was determined utilizing the Company's estimated interest rate under its lines of credit and/or effective interest rate associated with the mortgage debt assumed. No interest expense was presented relating to shopping centers under development and expansion as related interest costs either would not have been incurred or would have been capitalized.

     Equity in net income (loss) in joint ventures represents the Company's equity in net loss relating to its 50% joint venture interest in the operating/management company.

     There can be no assurance that the Company will acquire an ownership interest in The Sansone Properties.

(g) Operating results for the Tanasbourne, Oregon shopping center are not presented as this shopping center was under development during the period presented.

(h) An interest expense adjustment relating to the issuance of $100 million Medium Term Notes completed in January 1998 is not reflected herein as the net interest adjustment is considered insignificant.

(i) Reflects the reduction of interest costs relating to variable rate indebtedness effectively repaid with the proceeds from the sale of 669,639 common shares completed in April 1998.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
-------------------------------------------------------------------------------

(j) Pro forma income per common share is based upon the weighted average number of common shares assumed to be outstanding for the three month period ended March 31, 1998.

     In accordance with the SFAS 128, earnings per share before extraordinary item is calculated as follows:

    Income before extraordinary item                                        $ 17,927
    Less:  Preferred stock dividend                                           (3,550)
                                                                            --------

    Basic EPS - Income before extraordinary item applicable to common
       shareholders                                                           14,377

    Joint venture partnership                                                   (180)
                                                                            --------
    Diluted EPS - Income before extraordinary item applicable to common
       shareholders plus assumed conversions                                $ 14,197
                                                                            ========
NUMBER OF SHARES:
    Basic - average shares outstanding                                        28,420
    Effect of dilutive securities:
       Stock options                                                             449
       Joint venture partnership                                                 164
       Restricted stock                                                            3
                                                                            --------
     Diluted Shares                                                           29,036
                                                                            ========
  PER SHARE AMOUNT:
     Income before extraordinary item
        Basic                                                               $   0.50
                                                                            ========
        Diluted                                                             $   0.49
                                                                            ========

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
-------------------------------------------------------------------------------
(Unaudited)





                                                                          Pro Forma Adjustments (Unaudited)
                                                                 -------------------------------------------------------

                                                                                       The Family             The
                                                 Company           Acquired              Center              Sansone
                                                 Historical       Properties           Properties           Properties
                                                 --------          --------             -------             -------
   Revenues from rental
     properties                                  $158,718          $  3,073(a)          $22,068(f)          $11,637(g)
                                                                     11,680(b)
   Management fees and
    other income                                   10,322
                                                 --------          --------             -------             -------
                                                  169,040            14,753              22,068               11,637
                                                 --------          --------             -------             -------
   Operating and
     maintenance                                   15,961               549(a)            2,844(f)            1,295(g)
                                                                      1,525(b)
   Real estate taxes                               20,001               203(a)            1,812(f)            1,522(g)
                                                                        950(b)
   Depreciation and  amortization                  32,313               568(a)            4,749(f)            2,695(g)
                                                                      2,271(b)
   General and
   administrative                                  11,055               750(e)            1,118(f)
   expenses
   Interest expense                                35,558             1,516(a)            7,980(f)            6,510(g)
                                                                      6,574(b)
                                                                      1,212(c)
                                                                      1,103(d)

                                                 --------          --------             -------             -------
                                                  114,888            17,221              18,503              12,022
                                                 --------          --------             -------             -------
   Income (loss) before
    equity in net income of joint
    ventures, gain on  sale and
    allocation to minority
    interest                                       54,152            (2,468)              3,565                (385)

   Equity in net income of
    joint ventures                                 10,893             1,654 (c)                                 630(g)
   Minority equity interest                        (1,049)              (14)(a)          (4,575)(f)
                                                                       (176)(b)
                                                                       (147)(c)
                                                                      1,038 (d)
   Gain on sales of land                            3,526
                                                 --------          --------             -------             -------


   Income before
    extraordinary item                             67,522          $   (113)            $(1,010)            $   245
                                                                   ========             =======             =======

   Less: preferred share
      dividends                                   (14,200)
                                                 --------
   Income before extra
    ordinary item
    applicable to common
    shareholders                              $    53,322
                                                 ========

   Per share data:
     Earnings per common
   share:
     Basic                                          $2.06
                                                 ========

     Diluted                                        $2.05
                                                 ========


   Weighted average
   number of common
   shares(in thousands):
      Basic                                        25,880
                                                 ========
      Diluted                                      26,062
                                                 ========




                                               Pro Forma Adjustments (Unaudited)
                                              ------------------------------
                                                  Tanasbourne,    Common
                                                  Oregon         Share and           Company
                                                  Shopping         Debt              Pro Forma
                                                  Center(h)      Offerings           (Unaudited)
                                                  -----------    -----------          --------
   Revenues from rental
   properties                                     $    -         $    -               $207,176

   Management fees and
    other income                                                                        10,322
                                                  -----------    -----------          --------
                                                       -              -                217,498
                                                  -----------    -----------          --------
   Operating and
     maintenance                                                                        22,174

   Real estate taxes                                                                    24,488

   Depreciation and  amortization                                                       42,596

   General and
    administrative                                                                      12,923
    expenses
   Interest expense                                                     (316)(i)        56,781
                                                                          66(j)
                                                                      (1,771)(k)
                                                                           - (l)
                                                                        (903)(m)
                                                                        (748)(n)
                                                                           - (o)
                                                  -----------    -----------          --------
                                                         -            (3,672)          158,962
                                                  -----------    -----------          --------
   Income (loss) before
    equity in net income of joint
    ventures, gain on  sale and
    allocation to minority
    interest                                             -             3,672            58,536

   Equity in net income of
    joint ventures                                                                      13,177
   Minority equity interest                                                             (4,923)



   Gain on sales of land                                                                 3,526
                                                  -----------    -----------          --------


   Income before extraordinary item                      -       $     3,672            70,316
                                                  ===========   ============
   Less: preferred
      dividends                                                                        (14,200)
                                                                                      --------
     Income before extra
      ordinary item
      applicable to common
      shareholders                                                                     $56,116
                                                                                      ========

   Per share data:
     Earnings per common
   share:
     Basic                                                                               $2.06(p)
                                                                                      ========

     Diluted                                                                             $2.04(p)
                                                                                      ========


   Weighted average
   number of common
   shares(in thousands):
      Basic                                                                             27,296
                                                                                      ========
      Diluted                                                                           27,475
                                                                                      ========


DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
-------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

(a) Reflects revenues and expenses for the properties acquired during 1997, for the period January 1, 1997 through the earlier of the date of acquisition, or December 31, 1997 as follows:



                            Effective              Real
                             Date of               Estate  Operating &                              Minority
    Shopping Center        Acquisition  Revenues   Taxes   Maintenance  Depreciation(4) Interest(4) Interest
   ---------------         -----------  --------   -----   -----------  -----------     ---------   -------
Great Northern Shopping
 Center-North,
 Cleveland, (North
 Olmsted), OH (1)           01/01/97     $ --       $ --       $ --       $ --            $ --       $ --
Great Northern Shopping
   Center-South,
   Cleveland, (North
   Olmsted) OH (1)          01/01/97       --         --         --         --              --         --
Plaza Del Norte, San
  Antonio, TX (2),(3)       01/23/97       --         --         --         --              --         --
Foothills Towne Center
  Awatukee, AZ (2)          02/21/97       --         --         --         --              --         --
Eagan Promenade
  Minneapolis, MN (2)       07/01/97       --         --         --         --              --         --
Midway Marketplace
  St. Paul, MN (2)          07/11/97       --         --         --         --              --         --
Cooks Corner
  Brunswick, ME             08/14/97      1,907        154        404        300             806         14
Centennial Promenade
  Denver, CO (2)            10/02/97       --         --         --         --              --         --
Spring Creek Centre
  Fayetteville, AR          11/20/97      1,166         49        145        268             710       --
                                         ------     ------     ------     ------          ------     ------
                                         $3,073     $  203     $  549     $  568          $1,516     $   14
                                         ======     ======     ======     ======          ======     ======



     (1) Included in historical statement of operations for the year ended December 31, 1997.

     (2) No revenues or expenses have been included in the pro forma statement of operations since the center was either under development or in the lease-up phase during 1997.

     (3) Property acquired through a joint venture in which the Company owns a 35% interest.

     (4) Determined depreciation utilizing a 31.5 year life for buildings based on the preliminary purchase price allocation and calculated interest at the Company's estimated interest rate under its lines of credit.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
-------------------------------------------------------------------------------
(Unaudited)

     (b) Reflects revenues and expenses for the year ended December 31, 1997 of the properties acquired from January 1, 1998 to June 19, 1998 as follows:

                    Effective                  Real
                     Date of                   Estate     Operating &                                 Minority
 Shopping Center    Acquisition   Revenues     Taxes      Maintenance  Depreciation(1)   Interest(1) Interest
 ---------------    -----------   --------     -----      ----------- -------------      ----------  --------

Country Club Mall     02/25/98     $   871     $   127     $   115     $   165           $   441     $  --
Belair Centre         03/10/98       4,696         350         868         856              2,401        --
 The Columbus
Properties (2)        03/23/98       6,113         473         542       1,250             3,732         176
                                   -------     -------     -------     -------           -------     -------
                                   $11,680     $   950     $ 1,525     $ 2,271           $ 6,574     $   176
                                   =======     =======     =======     =======           =======     =======


     (1) Determined depreciation utilizing a 31.5 year life for building based on the preliminary purchase price allocation and calculated interest at the Company's estimated interest rate under its lines of credit and/or the effective interest rate associated with the mortgage debt assumed.

     (2) No revenues or expenses have been included in the pro forma statement of operations for Easton Market, one of The Columbus Properties; since the center was either under development or in lease-up during 1997.

(c) Reflects revenues and expenses of the four joint venture properties for the year ended December 31, 1997 in which an equity interest was acquired as follows:

                            Lennox                    Washington   Dublin Village
                         Town Center    Sun Center    Park Plaza      Center
                       Columbus, OH(1) Columbus, OH   Dayton, OH   Columbus, OH  Total
                       --------------- -----------   ----------   ------------  -----
Revenues                    $ 2,390      $ 4,008      $ 2,474      $ 4,888      $13,760
                            -------      -------      -------      -------      -------
Operating and
  maintenance                   165          217          294          608        1,284
Real estate taxes               319          344          298          557        1,518
Depreciation (2)                604          851          452          787        2,694
Interest (2)                  1,283        1,993        1,073        1,703        6,052
                            -------      -------      -------      -------      -------
                              2,371        3,405        2,117        3,655       11,548
                            -------      -------      -------      -------      -------
NET INCOME                       19          603          357        1,233      $ 2,212
                                                                                =======


Ownership interest               50%       79.45%          50%          80%
                            -------      -------      -------      -------
Equity in net income of
 joint ventures             $     9      $   480      $   179      $   986      $ 1,654
                            =======      =======      =======      =======      =======

     (1) Revenues and expenses prior to April 1, 1997 are not included in the pro forma statement of operations since the center was in the lease up phase.

     (2) Determined depreciation utilizing a 31.5 year life for building based on the preliminary purchase price allocation and calculated interest at the effective interest rate associated with the mortgage debt assumed.

          An aggregate interest cost of $1,212 associated with the purchase of the Company's equity interest in these properties is calculated at the Company's estimated interest rate under its lines of credit.

In addition to cash, the Company's purchase price was funded through the issuance of approximately 58,000 operating partnership units (OP Units). The minority interest expense associated with the OP Units is estimated to be $147 for the year ended December 31, 1997.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
-------------------------------------------------------------------------------

(d) Represents the elimination of the minority interest expense due to the purchase by the Company of the minority interest in a shopping center located in North Olmsted, Ohio in March 1998.

(e) The general and administrative expenses of the Company have been adjusted by $750 to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company's portfolio of properties resulting from acquisitions and development activities.

(f) Reflects revenues and expenses of The Family Center Properties contemplated as of June 19, 1998 for the year ended December 31, 1997.

     Based on the preliminary purchase price allocation, determined depreciation utilizing a 31.5 year life for buildings and calculated interest related to the assumed purchase of the operating properties with an estimated value of approximately $187 million. Interest was determined utilizing the Company's estimated interest rate under its lines of credit and/or the effective interest rate associated with the mortgage debt assumed. No interest expense was presented relating to shopping centers under development and expansion as such interest costs would have been capitalized.

     General and administrative expenses reflect the operating expenses of the Hermes Associates, LTD. management/operating company which is expected to be acquired.

     Minority equity interest expense reflects the estimated expense relating to the operating partnership units expected to be issued in partial consideration for the purchase of The Family Center Properties. The final number of operating partnership units to be issued will not be known until the transaction is consummated and the guarantee period has expired
     (See note b(1) of the pro forma condensed balance sheet).

     There can be no assurance that the Company will acquire an ownership interest in The Family Center Properties.

(g) Reflects revenues and expenses of The Sansone Properties contemplated as of June 19, 1998 for the year ended December 31, 1997.

     Based on the preliminary purchase price allocation, determined depreciation utilizing a 31.5 year life for buildings with an operating history and calculated interest related to the assumed purchase of the operating properties with an estimated value of approximately $93 million. Interest was determined at the Company's estimated interest rate under its lines of credit and/or the effective interest rate associated with the mortgage debt assumed. No interest expense was presented relating to shopping centers under development and expansion as related interest costs would have been capitalized.

     Equity in net income (loss) of joint ventures represents the Company's equity in net income (loss) relating to its 50% joint venture interest in the operating/management company.

     There can be no assurance that the Company will acquire an ownership interest in The Sansone Properties.

(h) Operating results for the Tanasbourne, Oregon shopping center are not presented as this shopping center was under development during the year.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
--------------------------------------------------------------------------------

(i) Reflects the reduction of interest costs relating to variable rate indebtedness effectively repaid with the proceeds from the sale of 3,350,000 common shares completed in January 1997.

(j) Reflects the net increase in interest cost of $66 relating to variable rate indebtedness repaid with the proceeds from the sale of $75 million 7.125% Pass-through Assets Trust Securities completed in March 1997. Pro forma interest is estimated at $1,103 and interest savings on the variable rate indebtedness repaid is estimated at $1,037.

(k) Reflects the reduction of interest costs relating to variable rate indebtedness effectively repaid with the proceeds from the sale of 1,300,000 common shares completed in June 1997.

(l) The interest expense adjustment relating to the issuance of $202 million Medium Term Notes completed in 1997 and 1998 is not reflected herein as the net interest adjustment is considered insignificant.

(m) Reflects the reduction of interest costs relating to variable rate indebtedness effectively repaid with the proceeds from the sale of 507,960 common shares completed in September 1997.

(n) Reflects the reduction of interest costs relating to variable rate indebtedness effectively repaid with the proceeds form the sale of 316,800 common shares completed in December 1997.

(o) The issuance of 669,639 common shares completed in April 1998, or utilization of the proceeds derived from the sale thereof, are not reflected herein prior to their issuance as the proceeds were considered to be used to acquire shopping centers with no previous operating history and/or for properties under development. Accordingly, the Company would not have issued these securities until the earlier of the date of issuance or the date the centers were acquired.

(p) Pro forma income per common share is based upon the weighted average number of common shares assumed to be outstanding during 1997 and includes all shares issued in conjunction with the common share offerings in 1997. The 669,639 shares issued in April 1998 were not reflected either in the pro forma statement of operations or in the earnings per share calculation prior to their issuance as the proceeds were not considered to be received until the date the developed shopping centers were acquired in 1998, since such centers had no operating history.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT SHARE UNITS AND PER SHARE DATA)
--------------------------------------------------------------------------------


     In accordance with the SFAS 128, earnings per share before extraordinary item is calculated as follows (in thousands):
    Income before extraordinary item                                        $ 70,316
    Less:  Preferred stock dividend                                          (14,200)
                                                                            --------

    Basic EPS - Income before extraordinary item applicable to common
       shareholders                                                         $ 56,116
                                                                            ========
    Diluted EPS - Income before extraordinary item applicable to common
       shareholders plus assumed conversions                                $ 56,116
                                                                            ========
NUMBER OF SHARES:
     Basic - average shares outstanding                                       27,296
     Effect of dilutive securities:
       Stock options                                                             176
       Restricted stock                                                            3
                                                                            --------
       Diluted Shares                                                         27,475
                                                                            ========
  PER SHARE AMOUNT:
     Income before extraordinary item
        Basic                                                               $   2.06
                                                                            ========
        Diluted                                                             $   2.04
                                                                            ========

DEVELOPERS DIVERSIFIED REALTY CORPORATION
ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
--------------------------------------------------------------------------------
(Unaudited)

The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 1997. The pro forma statement is based on the Company's historical operating results for the twelve-month period ended December 31, 1997 adjusted for the effect of (i) historical operations of the Acquired Properties and the Probable Acquisition Properties, (ii) Medium Term Notes offerings completed in 1997 and 1998, (iii) 3,500,000 common share offering completed in January 1997, (iv) Pass-through Asset Trust Securities issued in March 1997, (v) 1,300,000 common share offering completed in June 1997, (vi) 509,760 common share offering completed in September 1997, (vii) 316,800 common share offering completed in December 1997, (viii) the purchase by the Company of a partner's minority interest in one shopping center, (ix) 669,639 common share offering completed in April 1998 and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the historical financial statements included in the Company's Forms 10-K and 10-Q for the year ended December 31, 1997 and the three months ended March 31, 1998 and (ii) the pro forma condensed financial statements of the Company included elsewhere herein.

ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):
DDRC historical income before extraordinary item, exclusive of property depreciation and amortization
  (Note 1) ..........................................................................................   $ 99,835
Acquired Properties - historical earnings from operations, as adjusted, exclusive
   of depreciation and amortization (Note 2) ........................................................      2,791
Probable Acquisition Properties - historical earnings from operations, as adjusted, exclusive of
   depreciation and amortization (Note 2) ...........................................................      6,679
Pro forma adjustments reflecting the purchase of minority interests .................................        (65)
Pro forma adjustments arising from the utilization of the proceeds from the issuance of Medium
   Term Notes to repay variable rate indebtedness ...................................................       --
Pro forma adjustments reflecting the decrease in interest expense arising from the utilization of
   the proceeds from the 3,350,000 common share offering ............................................        316
Pro forma adjustments arising reflecting the increase in interest expense from the utilization of the proceeds from the issuance of Pass-through Asset Trust Securities to repay variable rate
   indebtedness .....................................................................................        (66)
Pro forma adjustments arising from the utilization of the proceeds from the 1,300,000 common
   share offering ...................................................................................      1,771
Pro forma adjustments arising from the utilization of the proceeds from the 507,960 common
   share offering ...................................................................................        903
Pro forma adjustments arising from the utilization of the proceeds from the 316,800 common
   share offering ...................................................................................        748
Pro forma adjustments arising from the utilization of the proceeds form the 669,639 common
   share offering ...................................................................................       --
Estimated tax depreciation and amortization (Note 3):
Estimated 1997 tax depreciation and amortization ....................................................    (25,088)
Pro forma tax depreciation for Properties acquired during 1997 ......................................       (527)
Pro forma tax depreciation for Properties acquired during 1998 ......................................     (1,789)
Pro forma tax depreciation for Probable Acquisition Properties ......................................     (5,600)
                                                                                                       ---------
Pro forma taxable income before dividends deduction .................................................     79,908
    Estimated dividends deduction (Note 4) ..........................................................    (82,986)
                                                                                                       --------
                                                                                                       $  (3,078)
                                                                                                       =========
Pro forma taxable net operating income ..............................................................  $   --
                                                                                                       =========

DEVELOPERS DIVERSIFIED REALTY CORPORATION
ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
-------------------------------------------------------------------------------
(Unaudited)

ESTIMATE OF OPERATING FUNDS AVAILABLE (IN THOUSANDS):
Pro forma taxable operating income before dividend deduction ...................$      79,908
    Add pro forma depreciation .................................................       33,004
                                                                                 ------------
Estimated pro forma operating funds available (Note 5) ......................... $    112,912
                                                                                 ============


Note 1    -    The historical earnings from operations represents the Company's earnings from operations for the twelve months ended December 31, 1997 as reflected in the Company's historical financial statements.

Note 2 - The historical earnings from operations for the properties acquired during 1997 represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 1997 included elsewhere herein.

Note 3 - Tax depreciation for the Company is based upon the Company's tax basis in the properties which exceeds the historical cost basis, as reflected in the Company's financial statements in accordance with generally accepted accounting principles, by approximately $18 million before accumulated depreciation. The costs are generally depreciated on a straight-line method over a 40-year life for tax purposes.

Note 4    -    Estimated dividends deduction is calculated as follows:

               Common share dividend (27,296,000 shares x $2.52 per share)             $ 68,786
               Class A Preferred Shares                                                  10,011
               Class B Preferred Shares                                                   4,189
                                                                                       --------
                                                                                       $ 82,986
                                                                                       ========

Note 5    -    Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 DEVELOPERS DIVERSIFIED REALTY
                                                  CORPORATION


Date      June 23, 1998                         /s/  William H. Schafer
     ------------------------------            ------------------------------
                                               William H. Schafer
                                               Vice President and Chief
                                                Financial Officer